Exhibit 99.1

Contact: Jonathan Lloyd Jones Vice President & CFO Columbia Laboratories, Inc. (617) 639-1500 FOR IMMEDIATE RELEASE	Seth Lewis Senior Vice President The Trout Group LLC (646) 378-2952

Columbia Laboratories Reports Second Quarter 2013 Financial Results

Management will host Conference Call at 11:00AM EDT Today

BOSTON, MA – August 7, 2013 – Columbia Laboratories, Inc. (NasdaqCM: CBRX) today reported financial results for the three and six-month periods ended June 30, 2013. Highlights of the second quarter include:

•

Total net revenues were $8.0 million in the second quarter of 2013, as compared to $8.2 million in the second quarter of 2012. A $1.6 million increase in net product revenues from Merck Serono S.A. (“Merck Serono”) and higher royalty revenues from Actavis, Inc. (“Actavis”) were offset by the absence of net product revenues from Actavis in the 2013 quarter.

•

For the first half of 2013, total net revenues increased 18% to $14.3 million, as compared to $12.1 million in the first half of 2012. A $4.0 million increase in net product revenues from Merck Serono and higher royalty revenues from Actavis were offset by the absence of net product revenues from Actavis in the first half of 2013.

•	Income from operations was $2.8 million in the second quarter of 2013, as compared to $1.7 million in the second quarter of 2012, reflecting higher gross margins in the 2013 quarter.

•	For the first half of 2013, income from operations was $3.8 million, as compared to $0.4 million in the first half of 2012, reflecting increased revenues and higher gross margins in the 2013 period.

•	Total cash and cash equivalents increased by $2.2 million in the quarter to $31.4 million at June 30, 2013.

•	Agreement with Merck Serono for CRINONE® (progesterone gel) extended through May 2020.

•	Relocation of the Company to Boston completed.

“We are pleased to announce another consecutive quarter of profitability and positive operating cash flows, reflecting the ongoing promotion and growth of CRINONE by Actavis and Merck Serono in their respective territories,” said Frank Condella, Columbia’s President and CEO. “We continue to strengthen our financial position, which we believe increases our capability to pursue strategic options to increase stockholder value.”

Second Quarter Financial Results

Total net revenues for the second quarter of 2013 were comprised primarily of net product revenues for international sales of CRINONE to Merck Serono, and royalties from Actavis on Actavis’ total net sales of CRINONE in the U.S.

Total product revenues were $7.0 million in the second quarter of 2013, compared to $7.4 million in the second quarter of 2012.

•

Product revenues from CRINONE sold to Merck Serono increased by $1.6 million, or 29%, as compared to the second quarter of 2012. The higher revenues reflect a 23% increase in volume quarter over quarter, coupled with increased shipments to countries with higher net selling prices.

•

There were no revenues from product sold to Actavis, compared to $1.9 million in the second quarter of 2012. As previously disclosed, Columbia does not expect any material orders from Actavis for CRINONE during 2013, as Actavis currently has sufficient inventory of CRINONE.

4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com

Columbia Laboratories Reports Second Quarter 2013 Financial Results	Page 2

August 7, 2013

Total royalty revenues were $0.9 million in the second quarter of 2013, compared to $0.8 million in the second quarter of 2012, reflecting increased royalty revenues from Actavis on CRINONE products.

Gross profit increased by $1.3 million to $5.1 million in the three months ended June 30, 2013, as compared to $3.8 million in the three months ended June 30, 2012. Gross profit as a percentage of total net revenues was 65% for the second quarter of 2013, compared to 46% in the second quarter of 2012. The higher profit margins in the 2013 quarter resulted primarily from a more favorable sales mix.

General and administrative expenses increased by $0.4 million to $2.3 million for the three months ended June 30, 2013 compared with $1.9 million for the three months ended June 30, 2012. This increase reflects severance and relocation costs incurred in the second quarter of 2013.

There were no research and development costs in the second quarter of 2013, compared to $0.2 million in the 2012 quarter. The decrease reflects the elimination of our R&D activities in 2012.

The Company reported net income of $2.7 million, or $0.03 per basic and diluted share, compared to net income of $1.9 million, or $0.02 per basic and diluted share, for the second quarter of 2012.

At June 30, 2013, Columbia had cash and cash equivalents of $31.4 million, compared to cash, cash equivalents and short-term investments of $28.6 million at December 31, 2012.

Financial Outlook

Columbia sells product to our partners in full batches; any shift in the timing of batch orders can make comparison with the prior periods difficult. In the first half of 2013, a shift in the timing of batch orders contributed to the 51% increase in our net product revenues from Merck Serono as compared with the first half of 2012. Due to this timing shift, we anticipate that product revenues from Merck Serono will be lower in the second half of the year than in the first half. We continue to expect ongoing year-over-year growth in product revenue from Merck Serono and royalty revenue from Actavis going forward.

With the relocation to Boston now complete, the Company expects reduced operating expenses and to remain cash-flow positive on an ongoing basis. We continue to evaluate potential strategic transactions to add value for its stockholders. Any significant expenses associated therewith may negatively impact cashflow and operating expenses in the period incurred.

Subsequent Events

Columbia’s Board Approves One-for-Eight Reverse Split Ratio

On July 26, 2013, the Company announced that its Board of Directors had set a ratio of 1-for-8 for its previously approved reverse stock split of its common stock, and an anticipated effective date for the reverse stock split of the later of (i) the filing with the Secretary of the State of Delaware of a certificate of amendment with respect to the reverse stock split or (ii) August 9, 2013. The reverse stock split was approved by the Company’s stockholders at its annual meeting of stockholders on May 1, 2013.

4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com

Columbia Laboratories Reports Second Quarter 2013 Financial Results	Page 3

August 7, 2013

Conference Call

As previously announced, Columbia Laboratories will hold a conference call to discuss financial results for the second quarter ended June 30, 2013, as follows:

Date:	Wednesday, August 7, 2013
Time:	11:00 am EDT
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Conference ID:	21285162
Live webcast:	www.columbialabs.com, under ‘Investor’ or click here

The teleconference replay will be available two hours after completion through Monday, August 12, 2013, at (855) 859-2056 (U.S. & Canada) or (404) 537-3406. The conference ID for the replay is 21285162. The archived webcast will be available for one year on the Company’s website, www.columbialabs.com, in the ‘Investor’ section under ‘Events’.

About Columbia Laboratories

Columbia Laboratories, Inc. is a publicly traded specialty pharmaceutical company with a successful history of developing proprietary, vaginally administered products for women’s health indications. The Company receives sales and royalty revenues from CRINONE® (progesterone gel), which is marketed by Actavis, Inc. in the United States and by Merck Serono S.A. in over 60 foreign countries. Columbia’s press releases and other company information are available online at www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; successful development by Actavis of a next-generation vaginal progesterone product for the U.S. market; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations; the ability to obtain and enforce patents and other intellectual property rights; the impact of patent expiration; the impact of competitive products and pricing; the cost of evaluating potential strategic transactions; Columbia’s ability to regain compliance with the Nasdaq minimum closing bid price rule; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE® is a registered trademark of Actavis, Inc.

— Financial tables follow —

4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com

Columbia Laboratories Reports Second Quarter 2013 Financial Results	Page 4

August 7, 2013

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues
Net product revenues	$7,019,080	$5,439,047	$12,392,028	$8,317,278
Net product revenues from related party	—	1,922,782	—	2,163,183
Royalties	90,575	106,653	176,793	187,030
Royalties from related party	836,913	727,558	1,636,913	1,327,558
Other Revenues	31,250	34,496	87,808	69,028

Total net revenues	7,977,818	8,230,536	14,293,542	12,064,077

Cost of product revenues	2,830,596	2,718,037	5,672,335	4,502,499
Cost of product revenues from related party	—	1,747,809	—	1,966,333

Total cost of revenues	2,830,596	4,465,846	5,672,335	6,468,832

Gross profit	5,147,222	3,764,690	8,621,207	5,595,245

Operating expenses
Research and development (net of reimbursement from related party: three months 2012 - $3,092; six months 2012 - $435,199)	—	159,072	—	712,750
General and administrative	2,319,594	1,923,356	4,780,157	4,474,681

Total operating expenses	2,319,594	2,082,428	4,780,157	5,187,431

Income from operations	2,827,628	1,682,262	3,841,050	407,814

Interest income, net	42,545	63,624	95,355	122,745
Change in fair value of stock warrants	(154,746)	205,700	50,026	6,465,067
Other expense, net	(55,874)	(8,776)	(82,362)	(95,747)

Income before income taxes	2,659,553	1,942,810	3,904,069	6,899,879

Income tax provision	2,674	—	5,550	2,676

Net income	$2,656,879	$1,942,810	$3,898,519	$6,897,203

Diluted net income per share	$0.03	$0.02	$0.04	$0.00

Diluted weighted average shares outstanding	88,614,341	88,483,609	88,600,366	88,440,185

Basic net income per share	$0.03	$0.02	$0.04	$0.08

Basic weighted average shares outstanding	87,413,773	87,305,184	87,372,558	87,300,585

4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com

Columbia Laboratories Reports Second Quarter 2013 Financial Results	Page 5

August 7, 2013

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash and cash equivalents	$31,420,780	$13,204,067
Short-term investments	—	15,433,967
Accounts receivable, net	4,515,983	3,353,636
Inventories	2,583,689	2,626,606
Prepaid expenses and other current assets	979,572	1,284,279

Total current assets	39,500,024	35,902,555
Property and equipment, net	787,134	927,227
Other noncurrent assets	153,498	38,882

Total Assets	$40,440,656	$36,868,664

Liabilities and stockholders’ equity:
Accounts payable	$1,804,367	$1,435,660
Accrued Expenses	1,538,659	2,216,524
Deferred revenue	31,250	93,750

Total current liabilities	3,374,276	3,745,934
Deferred revenue, net of current portion	—	33,526
Common stock warrant liability	1,123,721	1,173,747

Total Liabilities	4,497,997	4,953,207

Commitments and Contingencies
Series C preferred stock	550,000	550,000

Total stockholders’ equity	35,392,659	31,365,457

Total liabilities and stockholders’ equity	$40,440,656	$36,868,664

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4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com